UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


            Date of Report (Date of earliest reported): June 17, 2004



                           KS E-MEDIA HOLDINGS, INC.,
               (Exact name of registrant as specified in charter)



Delaware                           333-102118                  98-0383571
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                  File Number)             Identification No.)


                  1801 Guangyiun Building, Youyibeilu,
                  Hexi District, Tianjin, China                  300074
                  (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: 86 22 23370440

Item 1.       Change of Control of Registrant

The Acquisition

     On June 8, 2004 KS E-Media, Inc. (the "Company"), a Delaware corporation entered into a Share Purchase Agreement with Tianjin Zhongjin Biology Development Co., Ltd. ("Zhongjin"), a company formed under the laws of the People's Republic of China and the shareholders of Zhongjin. Under the terms of the agreement, the Company acquired 100 percent of Zhongjin's shares in exchange for 3,658,375 restricted shares of the Company's common stock which were issued to the Zhongjin shareholders. The Company intends to change its name to "Genex Pharmaceutical, Inc." The Agreement and purchase of shares was closed on June 17, 2004.

     Zhongjin's Chairman of the Board of Directors, Mr. Fuzhi Song has been appointed the Company's President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Shuli Zhang has been appointed Chief Financial Officer and Treasurer Sufen Ai has been appointed as the Company's Secretary. Mayur Pandya resigned as an officer and director of KS E-Media effective June 18, 2004.

About Zhongjin

     Zhongjin is incorporated under the laws of the People's Republic of China and is headquartered in Tianjin, China. Zhongjin engages in the business of producing and distributing Reconstituted Bone Xenograft ("RBX"), which is considered to be a medical device. This bone grafting technology accelerates bone healing. Its medical devices are distributed to 400 hospitals in 22 provinces throughout China. Zhongjin markets its technology to hospitals in China and aims to position itself as a comprehensive medical device provider of bone grafting products and services.

Industry Overview

     Historically the primary technology for bone grafting includes the methods of (i) autograft, a method that requires multiple painful surgeries, or (ii) allograft which carries certain immunological risks. The autograft is a procedure in which a complex or compound bone fracture is fused using bone tissue harvested from the patient's own body, usually the hip bone. The allograft procedure although similar to the autograft procedure, uses bone tissue from a donor's cadaver bone. Compared to the traditional aforementioned techniques, the xenograft procedure derives its material from porcine or bovine bone to manufacture a natural ingredient.

Zhongjin Products

     Zhingjin's RBX requires fewer medical procedures and presents less immunological side effects compared to autograft or allograft methods. Manufacturing of RBX starts with a bovine bone. Chemical agents decalcify and remove protein from the low-density bone removing impurities that may infect or be rejected by the patient's body. This process makes the bone more tolerable to human tissues. Bone Morphogenetic Protein ("BMP") is infused into the inorganic bone and the result is RBX. The entire process of RBX takes approximately 100 days, and can be used in a variety of bone-related injuries.

     Zhongjin is dedicated to the manufacture of RBX. RBX was tested at Beijing General Military Hospital and enjoyed an 88.4% success rate, as determined by clinical trials conducted by the hospital's Orthopedic Department. In certain cases, it has been found to be more cost effective than traditional methods. The 100 day process includes initial bone selection, detoxification of the fresh bone materials, the extraction process of BMP and the decalcification to make the de-antigen carrier element, followed by sterile laboratory manipulation to impregnate this element with BMP to final RBX form. Quality is assured by the Tianjin Institute for Medical Science, a leading Chinese medical research institute, through sample testing of BMP bio-growth materials and the final product RBX. RBX has excellent compatibility with natural human bone. RBX can be used for injuries ranging from complex fractures to bone defects and bone traumas.

Marketing

     Zhongjin is presently manufacturing and distributing RBX to 400 hospitals in 22 provinces of China. Through intensive marketing campaigns and development of its distribution network, Zhongjin is experiencing growing demand for this product. With increased national medical budgets, a national initiative to enhance medical procedures and in the interest of increasing `quality of life' technologies, China's medical community is adapting RBX technology to counter the rapid increase of bone related injuries. With a significant rise in bone-related traumas in China and no immediate solutions for hospitals, Zhongjin believes that the medical industry requires a cheaper, minimally intrusive surgical procedure to meet the demands placed on hospitals by growing cases of bone-related injuries.

     Zhongjin makes direct sales through a distribution network consisting of nine provincial branches with 50 direct sales personnel. This network is further expanded by 20 independent medical device third party resellers covering another 13 provinces. The marketing of the products is carried out through professional medical seminars, technical conferences, internal hospital meetings and clinical studies. All of these techniques are used to promote the advantages and applications of the products to the medical community. Zhongjin has identified 224 key hospitals and certain doctors for promotion of the RBX products in 2004. Product awareness has also been promoted and enhanced through advertisements in professional magazines and the press, such as the Chinese Journal of Orthopedics and Chinese Journal of Surgery.

Sources and Availability of Raw Materials (Vendors)

     The principle element of RBX is bovine bone for which there are numerous suppliers, and obtaining the main ingredient is relatively simple and inexpensive.

Customers

     Zhongjin's two main customers are medical device resellers: the Shanghai Yicheng Medical Device Company is Zhongjin's largest customer, representing 14% of total sales in 2003, and the Anhui Hefei Jialian Medical Appliance Company representing 13% of total sales. The aforementioned customers have each signed a three-year letter of intent for RBX deliveries from 2004 through to 2006, amounting to $1,425,000 in sales, although these agreements are not binding. Zhongjin recognizes the importance of the medical device resellers for increasing sales and continues to establish new links with medical device companies throughout China. Zhongjin's medical device customers represent 57% of all sales, and direct sales to hospitals and doctors account for 43% of sales, in 2003.

Intellectual Property

     Zhongjin has no trademarks or patents pending on its technology. Zhongjin maintains the RBX technology as a trade secret since public knowledge of the RBX manufacturing process on a wide-scale would erode the company's competitive advantage. Zhongjin has signed confidentiality agreements with key employees who are in critical positions of the manufacturing process. As a further means of security, files and records relating to the manufacturing process are maintained separately, and no non-executive level employee is acquainted with the entire process.

Research and Development

     Historically, research and development has been conducted by independent parties. In 2004, Zhongjin intends to invest approximately $120,000 in the development of micro-particle RBX, designed for dental applications. All funds related to research and development will be derived from revenue generated by sales.

Government and Environmental Regulations

     Zhongjin maintains the following licenses and is in good standing with the regulatory agencies that enforce PRC government laws:

     Business License issued by The Tianjin Administration for Industry and Commerce;
     Manufacturing License for Medical Devices issued by The Tianjin Drug Administration, and
     Certificate for Medical Devices Product Standard: Q12 XJ 3867-2001, which is a certified product statement of manufacturing and production for medical devices.

     These regulations are issued by State Food and Drug Administration of China. The nature of the product and industry in which Zhongjin operates is highly regulated and government agency approval is vital to production of medical device products.

Employees

     As of March 1, 2004, Zhonhjin had 91 full-time employees broken down as follows:

      ---------------- ------------------- ----------------- ---------------- -------------- ---------------------
                          Management         Production          Sales          Finance        Administration
      ---------------- ------------------- ----------------- ---------------- -------------- ---------------------
         Number               7                  27               50               5                 2
     ---------------- ------------------- ----------------- ---------------- -------------- ---------------------

               Note: Third party medical institutions undertake research and development. However, in-house R&D professionals are currently included as production personnel.

     In 2004, Zhongjin intends to recruit 42 additional employees, of which 10 will be production staff, 27 in sales, and 5 in finance. This will allow Zhongjin to continue to meet demand and enable it to expand its sales and distribution networks. Our management team is based in Tianjin City, China, and consists of 7 managers that lead a sales team of 50. The sales teams are located in the provinces of Guangdong, Tianjin, Beijing, Shandong, Hunan, Hubei, Sichuan, Fujian and Heilongjing.

Competition

     The RBX technology developed by Zhongjin is competing against traditional methods of bone graft surgery such as autografting and allografting. Most bone grafting products derived from natural bone or synthetic bone marrow combinations for bone fusion procedures are available internationally and are predominantly developed and manufactured by international pharmaceutical companies. In China, the traditional bone grafting products dominate the market. The present market for bone grafting technology is fragmented with only several small firms operating in regional markets and Zhongjin believes that there is no other company committed to the development of a manufacturing platform for the xenograft technology to serve the current national demand for such products.

     Shanxi Osteorad is a competitor on a national level and specializing in allograft-related products. Other companies that provide bone grafting medical devices include the synthetic bone grafting products from companies such as Shanghai Rebone Biomaterials Co., Ltd., and U.S. Biomaterials Corporation, as well as Mathys (Shanghai) Medical Trading Company Ltd. which produces synthetic bone grafting products. The Shanghai Xiaobo Science and Technology Development Company produces p-DBM (de-mineralized bone matrix) on a small scale and does not directly compete with Zhongjin.

Description of Property

     Our principal facility is located at #17 Bridge, Waihuanxian, Xiqing District, Tianjin City, China. We lease a 600 square meter factory which includes areas for laboratories, storage, production and manufacturing. We also lease 436 square meters for our executive offices which are located at #1801 Guangyin Building, Youyibeilu, Hexi District, Tianjin City, China. The factory rent is $26,087 per year from June 1, 2003 to May 31, 2005. The office rent is $30,397 per year and is leased from June 1, 2003 to May 31, 2005.

Executive Officers


     The following sets forth the names and positions of our executive officers and directors and biographical information relating to each person as of June 17, 2004.

       Person                       Age              Positions
       -------------------------------------------------------------------------
       Mr. Fuzhi Song               53               Chairman of the Board of
                                                     Directors, Chief Executive
                                                     Officer and President
       Mr. Shuli Zhang              43               Chief Financial Officer and
                                                     Treasurer
       Ms. Sufen Ai                 30               Secretary

     Mr. Fuzhi Song has been President and Chairman of the Board of the Company since June 17, 2004. Mr. Song was the Chairman of the Board of Directors of Zhongjin and served in this position since inception of the company in February 2003. Mr. Fuzhi Song has over 10 years experience in the pharmaceutical industry and from January 1998 to November 1999, he was the Chief Executive Officer of Tianjin Zhongjin Pharmaceutical Company. From December 1999 to present, he also serves as Chairman of Board of Directors and General Manager of The Jinshi Group. Mr. Fuzhi Song earned a professional certificate in economics in 1992 from the Government Economic Management Institute in Tianjin, China.


     Mr. Shuli Zhang joined Zhongjin as the Chief Financial Officer on June 17, 2004. From January 2003 to June 2004 he was Chief Financial Officer at the Tianjin Pharmaceutical Company. From September 2002 to December 2002, he was Audit Manager of The Tianjin Jiurong Accounting Company. From October 2000 to August 2002, he served concurrently as Chief Accountant of Tianjin Hualinhang Investment Company and as Chief Financial Officer at Xinjiang Zhonghe Ltd. He graduated from Renmin University with a Bachelor's degree in economics in 1986. Mr. Zhang is a Chinese CPA, CPV and CTA.

     Ms. Sufen Ai joined Zhongjin as its corporate secretary in June 2004. Her previous work experience involves executive positions in several Chinese companies including Suning Appliance Group and Jiangsu Wantai Industrial Group. She received am MBA in finance from St. Joseph's University in the U.S. in 2001

Executive Compensation

     Zhongjin did not pay Mr. Fuzhi Song or accrue any compensation for him during 2003. No other executive officer of Zhongjin was paid $100,000 or more during 2003.

Related Party Transactions

     In June 2003, Zhongjin signed a contract to purchase certain assets and liabilities, including all of Zhongjin's property & equipment and inventory, from a party related through a major shareholder for $1,037,554. Zhongjin recorded the assets at the net historical cost of the related party. Zhongjin recorded the acquired assets as per following:

       Cash                                           $   370,384
       Accounts receivable                                 75,895
       Other receivable                                   135,027
       Inventory                                          624,361
       Property & equipment                               290,132
       Less: Advances from customers                     (458,245)
                                                      ------------
                                                      $ 1,037,554
                                                      ============

     The accounts receivable and other receivable acquired did not relate to the business of Zhongjin. Zhongjin's line of business (product being sold) is different than the line of business of the seller of the assets to Zhongjin. Zhongjin paid off the purchase price in cash, by December 31, 2003.

     Subsequently, Zhongjin purchased additional inventory amounting to $134,413 from the same related party. Accounts payable includes $25,803 related to this transaction.

     Zhongjin advanced cash to various related parties, totaling $425,394. The loans amounting $391,215 bear interest at a rate of 5% per annum and the loans amounting $34,179 are interest free. As of December 31, 2003, $412,051 was outstanding against these loans. Zhongjin has recorded interest income of $4,381 on these loans. Zhongjin recovered loans amounting $391,215 subsequent to the year ended December 31, 2003.

     Zhongjin recorded accrued rental payable to parties related through common shareholders, amounting $32,988. The accrued amount has been included in accrued expenses.

Item 4.  Change in Registrant's Certifying Accountant

     On June 9, 2004 the Company notified Manning Elliott, Chartered Accountants ("Elliott") its independent public accountant that Zhongjin was terminating its services effective June 17, 2004. The Company's Board of Directors approved such decision.

     Elliott's opinion in its report on the Company's financial statements for the years ended September 2002 and 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle. During the two most recent fiscal years and the subsequent interim period ending June 17, 2004 (date of termination), there were no disagreements with Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Elliott would have caused disagreements in connection with its report on our financial statements for any such periods.

     On June 17, 2004, the Company engaged Kabani & Company, Inc. ("Kabani"), as its independent public accountants. The company did not previously consult with Kabani regarding any matter, including but not limited to:

     o The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

     o Any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined by 304(a)(1)(v) of Regulation S-B).

Item 7.   Financial Statements, Pro Forma Financial Information And Exhibits.

(a)       Financial Statements of business acquired

          1. Audited Financial Statements of Zhongjin Biology Development Co., Ltd. for the period from February 10, 2003 (inception) through and as of Decemeber 31, 2003.

          2. Unaudited financial statements for the three months ended March 31, 2004

          3. Pro-forma consolidated statements of the Company for the three month period ended March 31, 2004

(b)       Exhibits

       10.1 Share Purchase agreement by and among KS E-Media Holdings, Inc., Tianjin Zhongjin Biology Development Co., Ltd., and the shareholders of Zhongjin, made as of June 17, 2004.

       16.1    Letter from Manning Elliot, Chartered Accountants, dated June 28,
               2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     KS E-MEDIA HOLDINGS, INC.


Date: June 29, 2004                                  /s/ FUZHI SONG
                                                     --------------
                                                     Mr. Fuzhi Song,
                                                     Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Tianjin Zhongjin Biology Development Co., Ltd.

We have audited the accompanying balance sheet of Tianjin Zhongjin Biology Development Co., Ltd. as of December 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from February 10, 2003 (inception), to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tianjin Zhongjin Biology Development Co. as of December 31, 2003 and the results of its operations and its cash flows for the period then ended and from February 10, 2003 (inception), to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.







/s/ KABANI & COMPANY, INC.
-------------------------
    KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 17, 2004

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO. LTD.
                                  BALANCE SHEET
                                DECEMBER 31, 2003


                                              ASSETS


                CURRENT ASSETS:
                      Cash & cash equivalents                                                     $      242,059
                      Accounts receivable, net                                                           361,689
                      Due from related parties                                                           412,051
                      Other receivables                                                                   14,177
                      Inventory                                                                          567,733
                                                                                                 -----------------
                                     Total current assets                                              1,597,709

                PROPERTY AND EQUIPMENT, net                                                              283,709

                                                                                                 -----------------

                                                                                                 $     1,881,419
                                                                                                 =================



         LIABILITIES AND STOCKHOLDERS' EQUITY

                CURRENT LIABILITIES:
                      Accounts payable                                                            $       28,026
                      Accrued expenses                                                                    67,329
                      Advances from customers                                                            179,105
                      Other payables                                                                       7,243
                                                                                                 -----------------
                                     Total current liabilities                                           281,704

                STOCKHOLDERS' EQUITY
                      Common stock, no par value; authorized shares 50,000,000;
                       issued and outstanding 1,500 shares                                             1,148,730
                      Statutory reserves                                                                  67,648
                      Retained earnings                                                                  383,337
                                                                                                 -----------------
                                     Total stockholders' equity                                        1,599,715

                                                                                                 -----------------
                                                                                                  $    1,881,419
                                                                                                 =================

The accompanying notes are an integral part of these financial statements.

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO. LTD.
                               STATEMENT OF INCOME
        FOR THE PERIOD FEBRUARY 10, 2003 (INCEPTION) TO DECEMBER 31, 2003




                Net revenue                                                                         $     1,221,903

                Cost of revenue                                                                             212,629
                                                                                                    ----------------

                Gross profit                                                                              1,009,274

                Operating expenses
                          Selling expenses                                                                  280,160
                          General and administrative expenses                                               285,362
                                                                                                    ----------------
                               Total operating expenses                                                     565,522
                                                                                                    ----------------

                Income from operations                                                                      443,752

                Non-operating Income (expense):
                          Interest income (expense)                                                           7,233
                                                                                                    ----------------

                Net income                                                                          $       450,985
                                                                                                    ================

                Basic and diluted weighted average shares outstanding                                         1,500
                                                                                                    ================

                Basic and diluted net earning per share                                             $        300.66
                                                                                                    ================

The accompanying notes are an integral part of these financial statements.

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO. LTD.
                        STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FEBRUARY 10, 2003 (INCEPTION) TO DECEMBER 31, 2003


                                                                     Common Stock
                                                               --------------------------                Retained        Total
                                                                 Number of                 Statutory     earnings     stockholders'
                                                                  shares       Amount       reserves     (deficit)       equity
                                                               ------------- ------------  -----------  ------------ ---------------

          Balance at February 10, 2003 (inception)                        -   $        -     $      -      $      -       $       -

          Issuance of stock for cash                                  1,500    1,148,730            -             -       1,148,730

          Net income for the period February 10, 2003 (inception)
                  through December 31, 2003                               -            -            -       450,985         450,985

          Allocation to statutory reserves                                -            -       67,648       (67,648)              -

                                                               ------------- ------------  -----------  ------------ ---------------
          Balance, December 31, 2003                                  1,500    1,148,730 $     67,648 $     383,337       1,599,715
                                                               ============= ============  ===========  ============ ===============

The accompanying notes are an integral part of these financial statements.

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO. LTD.
                            STATEMENTS OF CASH FLOWS
        FOR THE PERIOD FEBRUARY 10, 2003 (INCEPTION) TO DECEMBER 31, 2003


                                                                                                                    2003
                                                                                                              -------------
               CASH FLOWS FROM OPERATING ACTIVITIES:
                         Net Income                                                                         $      450,985
                         Adjustments to reconcile net income to net cash
                         used in operating activities:
                                  Depreciation and amortization                                                     20,944
                                  (Increase) / decrease in current assets:
                                            Accounts receivable                                                   (361,689)
                                            Other receivables                                                      (14,177)
                                            Inventory                                                             (567,733)
                                  Increase / (decrease) in current liabilities:
                                            Accounts payable & accrued expenses                                     95,355
                                            Advances from customers                                                179,105
                                            Other payables                                                           7,238

                                                                                                              -------------
                         Net cash used in operating activities                                                    (189,972)
                                                                                                              -------------

               CASH FLOWS FROM INVESTING ACTIVITIES
                                  Acquisition of property & equipment                                             (304,648)
                                                                                                              -------------

               CASH FLOWS FROM FINANCING ACTIVITIES:
                  Loans to related parties                                                                        (425,394)
                  Recovery of loans receivable from related parties                                                 13,343
                  Issuance of stock for cash                                                                     1,148,730
                                                                                                              -------------
                         Net cash provided by financing activities                                                 736,679
                                                                                                              -------------

               NET INCREASE IN CASH & CASH EQUIVALENTS                                                             242,059

               CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                                                -
                                                                                                              -------------

               CASH & CASH EQUIVALENTS, ENDING BALANCE                                                        $    242,059
                                                                                                              =============

The accompanying notes are an integral part of these financial statements

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS



     1. ORGANIZATION AND DESCRIPTION OF BUSINESS

     Tianjin Zhongjin Biology Development Co., Ltd. (the "Company") was founded in People's Republic of China on February 10, 2003. The Company is located in the Tianjin Economic and Technological Development Zone. The business license of the Company was issued by Tianjin Industrial and Commercial Administration on February 10, 2004. The operating period of the business license is from February 10, 2003 to February 9, 2053. The Company is authorized to issue of 1,500 shares of common stock of no par value. The Company is primarily engaged in production and sales of Reconstituted Bone Xenograft (RBX) in the People's Republic of China. All of the customers are hospitals in People's Republic of China. Marketing is either through distributors or through the Company's sales offices in various cities in China.

     2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

     Accounts Receivable

     The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 6 months. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $19,000 as at December 31, 2003.

     Advances from customers

     The customers advance to the Company for purchases. The advances are interest free and unsecured. The advances from customers amounted to $179,015 at December 31, 2003.

     Inventories

     Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to the market value, if lower.

     Property & Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are

                 TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


     removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives ranging from 3 to 7 years.

     Long-lived assets

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2003, there were no significant impairments of its long-lived assets.

     Revenue Recognition


     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

     Advertising Costs

     The  Company   expenses  the  cost  of   advertising  as  incurred  or,  as
     appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2003 were insignificant.

     Research and Development Costs

     Research and development costs are expensed as incurred.

     Stock-based compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2003, the Company has not granted any stock options.

                 TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


     Income Taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the local tax bureau and the Management
     Regulation of Tianjin Economic and Technological Development Zone. The Company is exempted from income tax in its first year of operations.

     Foreign currency transactions and comprehensive income (loss)

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain were insignificant at and for the year ended December 31, 2003.

     Basic and diluted net income per share

     Net income per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net income per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     Statement of Cash Flows

     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

                 TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


     Segment Reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

     Recent Pronouncements

     On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

     In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

     3. INVENTORIES

     Inventories at December 31, 2003 were as follows:



                  Raw and packing materials                       $     107,235
                  Work in process                                       168,441
                  Finished goods                                        292,057

                                                                  --------------
                  Total                                           $     567,733
                                                                  ==============

                 TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


     4. PROPERTY AND EQUIPMENT

     Net property and equipment at December 31, 2003 were as follows:




                  Machinery                                   $         275,919
                  Furniture and office equipment                          2,625
                  Electronic equipment                                   26,109
                                                                  --------------
                                                                        304,653
                  Less Accumulated depreciation                        (20,944)

                                                                  --------------
                                                              $         283,709
                                                                  ==============

     Depreciation expense for the years ended December 31, 2003 was $ 20,944.

     5. DUE TO RELATED PARTIES

     The Company advanced cash to a party related through common shareholders, amounting $304,837. The amount bears an interest rate of 5% per annum, due on demand and unsecured. The amount was paid off in March 2004. Total interest income on the loan for 2003 amounted to $2,539.

     The Company advanced cash to various parties related through common shareholders, amounting $34,179. The amounts are interest free, due on demand and unsecured.

     The Company advanced cash to a shareholder amounting $73,035. The amount bears an interest rate of 5% per annum, due on demand and unsecured. The amount was paid off in March 2004. Total interest income on the loan for 2003 amounted to $1,841.

     6. MAJOR CUSTOMERS AND VENDORS

     Two major customers provided 27% of the net revenue for the year ended December 31, 2003. The total receivable balance due from these customers was $1,119 at December 31, 2003.

     One vendor, a party related through major shareholder, provided 97% of the Company's raw materials for the year ended December 31, 2003. The payable balance due to this party was $26,408 at December 31, 2003. The future profitability of the Company will be dependent upon the Company's abilities to purchase the raw material at favorable terms.

     The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

     7. SHAREHOLDERS' EQUITY

     From its inception through December 31, 2003, the Company has issued 1,500 shares of its common stock of no par value, for $1,148,730 to two shareholders.

     8. RELATED PARTY TRANSACTIONS

     In June 2003, the Company signed a contract to purchase certain assets and liabilities, including all of the Company's property & equipment and inventory, from a party related through a major shareholder for $1,037,554.

                 TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS

     The Company recorded the assets at the net historical cost of the related party. The Company has recorded the acquired assets as per following:

         Cash                                                  $   370,384
         Accounts receivable                                        75,895
         Other receivable                                          135,027
         Inventory                                                 624,361
         Property & equipment                                      290,132
         Less: Advances from customers                            (458,245)
                                                                 ------------
                                                               $ 1,037,554

     The accounts receivable and other receivable acquired did not relate to the business of the Company. The Company's line of business (product being sold) is different than the line of business of the seller of the assets to the Company. The Company paid off the purchase price in cash, by December 31, 2003.

     Subsequently, the Company purchased additional inventory amounting $134,413 from the same related party. Accounts payable includes $25,803 related to this transaction.

     The Company advanced cash to various related parties, totaling $425,394. The loans amounting $391,215 bear an interest rate of 5% per annum and the loans amounting $34,179 are interest free. As on December 31, 2003, $412,051 was outstanding against these loans. The Company has recorded interest income of $4,381 on these loans. The Company recovered loans amounting $391,215 subsequent to the year ended December 31, 2003.

     The Company recorded accrued rental payable to parties related through common shareholders, amounting $32,988. The accrued amount has been included in accrued expenses in the accompanying financial statements.

     9. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

     The Company paid $0 for interest and income tax during the years ended December 31, 2003.

     10. STATUTORY COMMON WELFARE FUND

     As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

               (i)  Making up cumulative prior years' losses, if any;

               (ii) Allocations to the "Statutory  surplus  reserve" of at least
                    10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

               (iii)Allocations  of 5-10% of income  after  tax,  as  determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

                 TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS

               (iv) Allocations  to  the  discretionary   surplus  reserve,   if
                    approved in the shareholders' general meeting.

     The Company made annual contributions of 5% of the net income to welfare fund. The total amount contributed for the year ended December 31, 2003 amounted to $22,550.

     11.  STATUTORY RESERVE

     In accordance with the Chinese Company Law (note 10), the company has allocated 10% of its annual net income, amounting $45,098, as statutory reserve on December 31, 2003.

     12. SUBSEQUENT EVENT

     The Company changed its registration location from Tianjin economic and technological development district to Tianjin Xiqing economic development district. The change in registration took place on March 19, 2004.

     13. COMMITMENTS

     Lease:

     The Company is renting its production facility and its administrative offices from parties related through a major shareholder. The leases expire on May 31, 2005. Following is the future commitment for the twelve month periods ending December 31:

                            2004                             $56,552
                            2005                             $23,564

     Employee pension:

     The employee pension in Tianjin generally includes two parts: The first part to be paid by a company is 20% of the Company's actual salary in prior year. If the average salary falls below $1,165 for each individual in Tianjin, $1,165 will be used as the basis. The other part paid by the employees is 8% of actual salary with the same minimum requirement. The Company however has made no contributions in 2003 of employment benefits, including pension. The Company agreed with the local authorities in commencing these contributions in 2004.

     14. GMP CERTIFICATION

     The management believes that product and the Company are not subject to Good Manufacturing Practices (GMP) certification, as RBX is currently considered to be a part of a treatment with medical equipment. GMP is granted by the State Drug Administration (SDA) of China (China's equivalent to the FDA in the United States of America). GMP guidelines define standards for the pharmaceutical manufacturing process to reduce the possibility of contamination errors and it conforms to the WTO's fundamental principles concerning the medicine production administration. Management believes that the requirement of the GMP certification and license for the Company and RBX will begin by 2005.

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO. LTD.
                                  BALANCE SHEET
                                 MARCH 31, 2004
                                   (Unaudited)



                                     ASSETS


                 CURRENT ASSETS:
                        Cash & cash equivalents                                               $      131,206
                        Accounts receivable, net                                                     416,320
                        Due from related parties                                                     509,108
                        Other receivables                                                            112,221
                        Inventory                                                                    576,027
                                                                                               ----------------
                                      Total current assets                                         1,744,882

                 PROPERTY AND EQUIPMENT, net                                                         276,291
                                                                                              ----------------
                                                                                              $    2,021,173
                                                                                              ================




                      LIABILITIES AND STOCKHOLDERS' EQUITY

                 CURRENT LIABILITIES:
                        Accounts payable                                                    $        21,153
                        Accrued expenses                                                             71,912
                        Advances from customers                                                     179,225
                        Due to related parties                                                       51,919
                        Other payables                                                               30,559
                                                                                              ----------------
                                      Total current liabilities                                     354,768

                 STOCKHOLDERS' EQUITY
                        Common stock, no par value; authorized shares 50,000,000
                         issued and outstanding 1,500 shares                                      1,148,730
                        Statutory reserves                                                           77,651
                        Retained earnings                                                           440,024
                                                                                              ----------------
                                      Total stockholders' equity                                  1,666,405

                                                                                              ----------------
                                                                                            $     2,021,173
                                                                                              ================

The accompanying notes are an integral part of these financial statements

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO. LTD.
                              STATEMENTS OF INCOME
         FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2004 AND THE PERIOD
               FEBRUARY 10, 2003 (INCEPTION) TO DECEMBER 31, 2003




                                                                                          THREE MONTH            PERIOD FROM
                                                                                          PERIOD ENDED           FEBRUARY 10,
                                                                                          MARCH 31, 2004         2003 (INCEPTION) TO
                                                                                          (Unaudited)            DECEMBER 31, 2003
                                                                                        -----------------      -------------------

               Net revenue                                                           $           436,208     $          1,221,903

               Cost of revenue                                                                    64,918                  212,629
                                                                                        -----------------      -------------------

               Gross profit                                                                      371,290                1,009,274

               Operating expenses
                          Selling expenses                                                       139,505                  280,160
                          General and administrative expenses                                    167,121                  285,362
                                                                                        -----------------      -------------------
                               Total operating expenses                                          306,626                  565,522
                                                                                        -----------------      -------------------

               Income from operations                                                             64,664                  443,752

               Non-operating Income (expense):
                          Interest income (expense)                                                2,027                    7,233
                                                                                        -----------------      -------------------

               Net income                                                            $            66,691     $            450,985
                                                                                        =================      ===================

               Basic and diluted weighted average shares outstanding                               1,500                    1,500
                                                                                        =================      ===================

               Basic and diluted net earning per share                               $             44.46     $             300.66
                                                                                        =================      ===================

The accompanying notes are an integral part of these financial statements

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO. LTD.
                            STATEMENTS OF CASH FLOWS
         FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2004 AND THE PERIOD
               FEBRUARY 10, 2003 (INCEPTION) TO DECEMBER 31, 2003

                                                                                      THREE MONTH           PERIOD FROM
                                                                                     PERIOD ENDED           FEBRUARY 10,
                                                                                    MARCH 31, 2004        2003 (INCEPTION) TO
                                                                                      (Unaudited)          DECEMBER 31, 2003
                                                                                   -----------------       -----------------
               CASH FLOWS FROM OPERATING ACTIVITIES:
                         Net Income                                                $         66,691        $        450,985
                         Adjustments to reconcile net income to net cash
                         used in operating activities:
                                  Depreciation and amortization                               9,558                  20,944
                                  (Increase) / decrease in current assets:
                                            Accounts receivable                             (54,631)               (361,689)
                                            Other receivables                               (98,046)                (14,177)
                                            Inventory                                        (8,294)               (567,733)
                                  Increase / (decrease) in current liabilities:
                                            Accounts payable & accrued expenses              (2,289)                 95,355
                                            Advances from customers                             120                 179,105
                                            Other payables                                   23,315                   7,238

                                                                                   -----------------       -----------------
                         Net cash used in operating activities                              (63,577)               (189,972)
                                                                                   -----------------       -----------------


               CASH FLOWS FROM INVESTING ACTIVITIES
                                  Acquisition of property & equipment                        (2,139)               (304,648)
                                                                                   -----------------       -----------------


               CASH FLOWS FROM FINANCING ACTIVITIES:
                                  Loans to related parties                                  (97,056)               (425,394)
                                  Receipt of cash on loan from related parties               51,919                  13,343
                                  Issuance of stock for cash                                      -               1,148,730
                                                                                   -----------------       -----------------
                         Net cash provided by financing activities                          (45,137)                736,679
                                                                                   -----------------       -----------------


               NET INCREASE IN CASH & CASH EQUIVALENTS                                     (110,852)                242,059

               CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                   242,059                       -
                                                                                   -----------------       -----------------


               CASH & CASH EQUIVALENTS, ENDING BALANCE                             $        131,206        $        242,059
                                                                                   =================       =================

The accompanying notes are an integral part of these financial statements

                 TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS



         1.     ORGANIZATION AND DESCRIPTION OF BUSINESS

          Tianjin Zhongjin Biology Development Co., Ltd. (the "Company") was founded in People's Republic of China on February 10, 2003. The Company is located in the Tianjin Economic and Technological Development Zone. The business license of the Company was issued by Tianjin Industrial and Commercial Administration on February 10, 2004. The operating period of the business license is from February 10, 2003 to February 9, 2053. The Company is authorized to issue of 1,500 shares of common stock of no par value. The Company is primarily engaged in production and sales of Reconstituted Bone Xenograft (RBX) in the People's Republic of China. All of the customers are hospitals in People's Republic of China. Marketing is either through distributors or through the Company's sales offices in various cities in China.

         2.     BASIS OF PRESENTATION

          The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results for any future period. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended December 31, 2003.

         Accounts Receivable

          The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 6 to 9 months. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $46,258 as at March 31, 2004.

         Advances from customers

         The customers advance to the Company for purchases. The advances are interest free and unsecured. The advances from customers amounted to $179,225 at March 31, 2004.

         Income Taxes

          The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

          According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company is in process of being approved by the local tax bureau and the Management Regulation of Tianjin Economic and

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

          Technological Development Zone. The Management of the Company believes that the Company will be granted exemption of income tax in its first year of operations.

         Foreign currency transactions and comprehensive income (loss)

          Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain were insignificant at and for the period ended March 31, 2004.

         Recent Pronouncements

          On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

          In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

          3. DUE TO RELATED PARTIES

          The Company advanced cash to parties related through common shareholders, amounting $509,108. The amounts bear an interest rate of 5% per annum, due on demand and unsecured. Total interest income on the loans for the period ended March 31, 2004 amounted to $2,027.

          The Company advanced cash to a shareholder amounting $73,035. The amount bear an interest rate of 5% per annum, due on demand and unsecured. The amount was paid off in March 2004. Total interest income on the loan for 2003 amounted to $1,841 and for the period ended March 31, 2004 amounted to $608.

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS


          4. MAJOR CUSTOMERS AND VENDORS

          Two major customers provided 25% and 27% of the net revenue for the three month period ended March 31, 2003 and the period from inception (February 10, 2003) through December 31, 2003, respectively. Advances paid by these customers amounted to $16,395 at March 31, 2004. Two vendors provided 60% of the Company's raw materials for the three month period ended March 31, 2004. The prepayment for purchases to these parties amounted to $26,408 at March 31, 2004. One vendor, a party related through major shareholder, provided 97% of the Company's raw materials for the year ended December 31, 2003.

          The future profitability of the Company will be dependent upon the Company's abilities to purchase the raw material at favorable terms.

          The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

          5. SHAREHOLDERS' EQUITY

          From its inception through December 31, 2003, the Company issued 1,500 shares of its common stock of no par value, for $1,148,730 to two shareholders.

          The Company completed transfer of shares from one shareholder who was holding 90% of the Company's outstanding shares, to a new shareholder, by March 31, 2004.

          6. RELATED PARTY TRANSACTIONS

          In June 2003, the Company signed a contract to purchase certain assets and liabilities, including all of the Company's property & equipment and inventory, from a party related through a major shareholder for $1,037,554. The Company recorded the assets at the net historical cost of the related party. The Company recorded the acquired assets as per following:

              Cash                                        $   370,384
              Accounts receivable                              75,895
              Other receivable                                135,027
              Inventory                                       624,361
              Property & equipment                            290,132
              Less: Advances from customers                  (458,245)
                                                           ------------
                                                          $ 1,037,554

          The accounts receivable and other receivable acquired did not relate to the business of the Company. The Company's line of business (product being sold) is different than the line of business of the seller of the assets to the Company. The Company paid off the purchase price in cash, by December 31, 2003.

          The Company advanced cash to various related parties, totaling $509,108, through March 31, 2004. The Company has recorded interest

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

          income of $2,027 and $4,,381 on these loans for the three month period ended March 31, 2003 and the period from inception (February 10, 2003) through December 31, 2003, respectively.

          The Company recorded accrued rental payable to parties related through common shareholders, amounting $7,614 and $32,988 for the three month period ended March 31, 2003 and the period from inception (February 10, 2003) through December 31, 2003, respectively. The accrued amount has been included in accrued expenses in the accompanying financial statements.

          As of March 31, 2004, the Company has loans payable to various parties, related through major shareholder, amounting $51,919. The amounts are due on demand, interest free and unsecured.

          7. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

          The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

          The Company paid $0 for interest and income tax during the period ended March 31, 2003 and the years ended December 31, 2003.

          8. STATUTORY COMMON WELFARE FUND

          As  stipulated  by the Company Law of the  People's  Republic of China
          (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

               (i)  Making up cumulative prior years' losses, if any;

               (ii) Allocations to the "Statutory  surplus  reserve" of at least
                    10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

              (iii) Allocations  of 5-10% of income  after  tax,  as  determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

               (iv) Allocations  to  the  discretionary   surplus  reserve,   if
                    approved in the shareholders' general meeting.

          The Company makes annual contributions of 5% of the net income to welfare fund. The total amount contributed amounted to $3,335 and $22,550 for the three month period ended March 31, 2003 and the period from inception (February 10, 2003) through December 31, 2003, respectively.

          9. STATUTORY RESERVE

          In accordance with the Chinese Company Law (note 10), the company has allocated 10% of its annual net income, as statutory reserve amounting $6,669 and $45,098 for the three month period ended March 31, 2003 and the period from inception (February 10, 2003) through December 31, 2003, respectively.

         10.     CHANGE IN REGISTRATION LOCATION

          The Company changed its registration location from Tianjin economic and technological development district to Tianjin Xiqing economic development district. The change in registration took place on March 5, 2004.

                  TIANJIN ZHONGJIN BIOLOGY DEVELOPMENT CO., LTD
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS


         11.      COMMITMENTS

         Lease:

         The Company is renting its production facility and its administrative offices from parties related through a major shareholder.

         The leases expire on May 31, 2005. Following is the future commitment for the twelve month periods ending March 31:

                          2005                             $56,552
                          2006                               9,426
                                                          --------
                         Total                            $ 65,978
                                                          ========

         Employee pension:

          The employee pension in Tianjin generally includes two parts: The first part to be paid by a company is 20% of the Company's actual salary in prior year. If the average salary falls below $1,165 for each individual in Tianjin, $1,165 will be used as the basis. The other part paid by the employees is 8% of actual salary with the same minimum requirement. The Company however has made no contributions through March 31, 2004, of employment benefits, including pension. The Company agreed with the local authorities in commencing these contributions in 2004.

          12. GMP CERTIFICATION

          The management believes that product and the Company are not subject to Good Manufacturing Practices (GMP) certification, as RBX is currently considered to be a part of a treatment with medical equipment. GMP is granted by the State Drug Administration (SDA) of China (China's equivalent to the FDA in the United States of America). GMP guidelines define standards for the pharmaceutical manufacturing process to reduce the possibility of contamination errors and it conforms to the WTO's fundamental principles concerning the medicine production administration. Management believes that the requirement of the GMP certification and license for the Company and RBX will begin by 2005.

          13. EARNING PER SHARE

          Earnings per share for three month periods ended March 31, 2004 and December 31, 2003 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

          14. RECLASSIFICATIONS

          Certain prior period amounts have been reclassified to conform to the period ended March 31, 2004 presentation.

                            KS E-MEDIA HOLDINGS, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2004
                                   (Unaudited)

The following Unaudited Pro Forma Statement of operations has been derived from the Unaudited financial statements of KS E-Media Holdings, Inc., a Delaware Corporation (A) for the period ended March 31, 2004 and the Unaudited financial statements of Tianjin Zhongjin Biology Development Co., Ltd. (B) for the period ended March 31, 2004. The Pro Forma Statements of Operations reflects the acquisition of B (a previously non public company) by A (a reporting company) on June 17, 2004 in a reverse acquisition using purchase method of accounting and assumes that such acquisition was consummated as of January 1, 2004.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of A had occurred on the date indicate accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.

                                                                      A              B            Pro Forma          Pro Forma
                                                                (Historical)    (Historical)      Adjustment         Combined
                                                                --------------  -------------   ---------------   ----------------
Net Revenue                                                     $           -   $    436,208    $            -    $       436,208

Cost of revenue                                                             -         64,918                 -             64,918
                                                                --------------  -------------   ---------------   ----------------


Gross profit                                                                -        371,290                 -            371,290

Operating expenses                                                      6,341        306,626                 -            312,967
                                                                --------------  -------------   ---------------   ----------------


Loss from operations                                                   (6,341)        64,664                 -             58,323

Non-operating income (Expenses)                                             -          2,027                 -              2,027
                                                                --------------  -------------   ---------------   ----------------


Net gain (loss)                                                 $      (6,341)  $     66,691    $            -    $        60,350
                                                                ==============  =============   ===============   ================


EARNINGS PER SHARE

   Weighted -average number of
   shares outstanding                                               3,015,558          1,500        14,828,674         17,845,732
                                                                ==============  =============   ===============   ================


   Gain (Loss) per share                                        $       (0.00)  $      44.46                      $          0.00
                                                                ==============  =============                     ================


NOTES:

(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2004.

(3) Weighted average number of shares outstanding for combined entity includes 3,015,558 shares of A outstanding shares as of March 31, 2004 and 3,658,375 shares of common stock issued to the shareholders of (B) pursuant to the share purchase agreement and cancellation of 2,212,500 shares owned by the former president of the Company and effect of 4:1 forward split by way of dividend within 10 days from the closing date.

                            KS E-MEDIA HOLDINGS, INC.
                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                              AS OF MARCH 31, 2004
                                   (Unaudited)

The following unaudited Pro Forma Statement of financial conditions has been derived from the unaudited financial statements of KS E-Media Holdings, Inc. (A) as of March 31, 2004 and the unaudited financial statements of Tianjin Zhongjin Biology Development Co., Ltd. (B) as of March 31, 2004. The unaudited Pro Forma Statements of financial conditions reflects the acquisition of B by A (a reporting company) in a share purchase transaction using reverse acquisition method of accounting.


                                                           A            B                               Pro Forma        Pro Forma
                                                     (Historical)  (Historical)      Investment        Adjustment        Combined
                                                    ------------   -------------   ---------------   ----------------  -------------
                           ASSETS

Current Assets                                      $    11,490    $  1,744,882    $            -    $             -   $  1,756,372

Property & equipment, net                                     -         276,291                 -                  -        276,291

Intangible assets, net                                    4,046               -                 -                  -       4,046.00

Investment - acquisition of subsidiary                        -               -         7,316,750(2)     (7,316,750)(4)           -

                                                    ------------   -------------   ---------------   ----------------  -------------

TOTAL ASSETS                                        $    15,536    $  2,021,173    $    7,316,750    $   (7,316,750)   $  2,036,709
                                                    ============   =============   ===============   ================  =============


LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities                                 $    24,909    $    354,768    $            -    $     (13,500)(5) $    366,177

Stockholders' equity;

  Common stock                                              302       1,148,730             1,483(2)    (1,148,730)(1)        1,785

  Additional paid in capital                             99,074               -         7,315,267(2)    (6,269,519)(4)    1,144,822

  Statutory reserve                                           -          77,651                 -                -           77,651

  Donated Capital                                         6,250               -                 -                -            6,250

  Retained earnings (deficit)                          (114,999)        440,024                 -          114,999 (3)      440,024

                                                    ------------   -------------   ---------------   ----------------  -------------
     Total stockholders' equity (deficit)                (9,373)      1,666,405         7,316,750       (7,303,250)       1,670,532
                                                    ------------   -------------   ---------------   ----------------  -------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) $   15,536    $  2,021,173    $    7,316,750    $  (7,316,750)    $  2,036,709
                                                    ============   =============   ===============   ================  =============



NOTES;

(1) Elimination of Common stock of (B) before the acquisition

(2) Issuance of shares of common stock to shareholder of (B) valued at
$6,000,000

(3) Elimination of pre-acquisition retained earnings of (A)

(4) Elimination of investment in subsidiary on consolidation

(5) Forgiveness of debt payable to former president of the Company, as a part of the transaction